                                                       EXHIBIT NO. EX-99.h.1.b


                        THE DFA INVESTMENT TRUST COMPANY


                            TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER SIX

         THIS ADDENDUM is made as of the ___ day of __________, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation the ("Transfer Agent" or "PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement, dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series of shares created by the Fund after the date of the Agreement upon the mutual agreement of the Fund and the Transfer Agent; and

         WHEREAS, PFPC presently provides such services to the existing series of the Fund, and has agreed to provide such services to a new series of the Fund, designated as The Tax-Managed U.S. Marketwide Series, which is listed on Schedule B, attached hereto; and

         WHEREAS, PFPC presently provides such services to those series of the Fund designated as The LD U.S. Large Company Series and The HD U.S. Large Company Series, which series shall be renamed The LD U.S. Marketwide Series and The HD U.S. Marketwide Series, respectively, and which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those series set forth on "Schedule B, Series of The DFA Investment Trust Company, Amended and Restated August 1, 2001," which is attached hereto, shall be "Series" under the Agreement effective August 1, 2001 through September 8, 2001, and that those series set forth on "Schedule B, Series of The DFA Investment Trust Company, Amended and Restated September 8, 2001," which is attached hereto, shall be "Series" under the Agreement effective September 8, 2001.

         2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.       The effective date of this Addendum shall be August 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            THE DFA INVESTMENT TRUST COMPANY

                                            By:
                                               -------------------------------
                                               Catherine L. Newell
                                               Vice President and Secretary


                                            PFPC INC.

                                            By:
                                               -------------------------------
                                               Joseph Gramlich
                                               Senior Vice President

                                                            AMENDED AND RESTATED
                                                                  AUGUST 1, 2001

                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                           THE U.S. MICRO CAP SERIES
                           THE U.S. SMALL CAP SERIES
                         THE U.S. LARGE COMPANY SERIES
                    THE ENHANCED U.S. LARGE COMPANY SERIES
                        THE U.S. SMALL CAP VALUE SERIES
                        THE U.S. LARGE CAP VALUE SERIES
                        THE U.S. SMALL XM VALUE SERIES
                       THE JAPANESE SMALL COMPANY SERIES
                     THE PACIFIC RIM SMALL COMPANY SERIES
                    THE UNITED KINGDOM SMALL COMPANY SERIES
                          THE EMERGING MARKETS SERIES
                      THE DFA INTERNATIONAL VALUE SERIES
                     THE EMERGING MARKETS SMALL CAP SERIES
                     THE CONTINENTAL SMALL COMPANY SERIES
                     THE DFA ONE-YEAR FIXED INCOME SERIES
                  THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                 THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                            THE GLOBAL VALUE SERIES
                        THE GLOBAL LARGE COMPANY SERIES
                        THE GLOBAL SMALL COMPANY SERIES
                       THE LD U.S. LARGE COMPANY SERIES
                       THE HD U.S. LARGE COMPANY SERIES
                      THE LD U.S. MARKETWIDE VALUE SERIES
                      THE HD U.S. MARKETWIDE VALUE SERIES
                    THE TAX-MANAGED U.S. MARKETWIDE SERIES

                                                            AMENDED AND RESTATED
                                                               SEPTEMBER 8, 2001

                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                          THE U.S. MICRO CAP SERIES
                          THE U.S. SMALL CAP SERIES
                        THE U.S. LARGE COMPANY SERIES
                   THE ENHANCED U.S. LARGE COMPANY SERIES
                       THE U.S. SMALL CAP VALUE SERIES
                       THE U.S. LARGE CAP VALUE SERIES
                       THE U.S. SMALL XM VALUE SERIES
                      THE JAPANESE SMALL COMPANY SERIES
                    THE PACIFIC RIM SMALL COMPANY SERIES
                   THE UNITED KINGDOM SMALL COMPANY SERIES
                         THE EMERGING MARKETS SERIES
                     THE DFA INTERNATIONAL VALUE SERIES
                    THE EMERGING MARKETS SMALL CAP SERIES
                    THE CONTINENTAL SMALL COMPANY SERIES
                    THE DFA ONE-YEAR FIXED INCOME SERIES
                 THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                           THE GLOBAL VALUE SERIES
                       THE GLOBAL LARGE COMPANY SERIES
                       THE GLOBAL SMALL COMPANY SERIES
                        THE LD U.S. MARKETWIDE SERIES
                        THE HD U.S. MARKETWIDE SERIES
                     THE LD U.S. MARKETWIDE VALUE SERIES
                     THE HD U.S. MARKETWIDE VALUE SERIES
                   THE TAX-MANAGED U.S. MARKETWIDE SERIES